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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 4, 2006

                                ----------------

                             NATIONAL LAMPOON, INC.
               (Exact name of registrant as specified in Charter)



            Delaware                      0-15284                95-4053296
 (State or other jurisdiction of    (Commission File No.)      (IRS Employee
 incorporation or organization)                              Identification No.)

                       8228 Sunset Boulevard, Third Floor
                          Los Angeles, California 90046
                    (Address of Principal Executive Offices)

                                  310-474-5252
                            (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

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Item 1.01         Entry Into A Material Definitive Agreement

                  The following discussion provides only a brief description of the document described below. The discussion is qualified in its entirety by the full text of the agreement.

                  On November 4, 2006 National Lampoon, Inc. (the "Registrant") executed a Settlement Agreement and Release of Claims (the "Agreement") dated as of September 21, 2006 with Universal City Studios LLP ("Universal"). Universal executed the Agreement on November 8, 2006. The Agreement relates to the settlement of the Registrant's claim that revenues for periods prior to September 30, 2004 were due and owing to it pursuant to that certain Co-Production Memorandum Agreement dated as of May 26, 1976, as it was revised on September 20, 1976. The Co-Production Memorandum Agreement was entered into in connection with the film National Lampoon's Animal House. The settlement terms included a cash payment to the Registrant in the amount of $3,750,000 and, for all reporting periods after September 30, 2004, an increase of 15% in the video revenues to be reported to the Registrant by Universal and an increase of 17.5% in the Registrant's participation in such reported revenues.

Item 9.01         Financial Statements and Exhibits

                  Exhibit 99.               Press Release


SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 9, 2006

                                    NATIONAL LAMPOON, INC.



                                    By:/s/ Daniel S. Laikin
                                       -----------------------------------------
                                       Daniel S. Laikin, Chief Executive Officer